UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2015

JANEL WORLD TRADE, LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 27, 2015, the Board of Directors of Janel World Trade, Ltd. (the “Company”) adopted a resolution approving and declaring advisable an amendment to the Company’s Articles of Incorporation to change the name of the Company from “Janel World Trade, Ltd.” to “Janel Corporation” (the “Charter Amendment”). On March 4, 2015, the Company received executed written consents from a director and affiliates of the Company holding an aggregate of 17,192,308 shares of Common Stock, representing 59.9% of the voting power of the Company on the record date of February 27, 2015 (the “Record Date”), authorizing and approving the Charter Amendment.

The Company’s only classes of voting securities are the Common Stock and Series A Preferred Stock. On the Record Date, there were outstanding 27,710,214 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock. Each record holder of shares of Common Stock on the Record Date was entitled to one vote for each share held on all matters to come before the shareholders for approval. Each record holder of shares of Series A Preferred Stock on the Record Date was entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock were convertible on such date. Each share of Series A Preferred Stock was convertible into one (1) share of Common Stock as of the Record Date.

More information respecting the Charter Amendment is available in the preliminary information statement under Section 14C of the Securities Exchange Act of 1934 (the “Exchange Act”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 9, 2015. The Company intends to file and mail to its shareholders a definitive information statement under Section 14C of the Exchange Act in accordance with SEC rules no earlier than March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: March 9, 2015	By:	/s/ Philip J. Dubato
Philip J. Dubato
Chief Financial Officer